EXHIBIT 10.5

                             On SmartServ Letterhead



Mr. Timothy G. Wenhold
4031 Mill Road
Collegeville, PA 19426

Dear Tim:

            The purpose of this letter agreement is to confirm the amendment to your Employment Agreement of March 12, 2004. (Capitalized terms not defined herein shall have the meanings set forth in the Employment Agreement.)

            Your Base Salary for the 2005 fiscal year will be $195,500 per annum.

            Your Bonus Compensation for the 2005 fiscal year will be based on the following:

            Successful integration of KPCCD - 15% of Base Salary; Successful introduction of Uphonia "brand" and equipment - 15% of Base Salary; and Attainment of cash flow break even or better - 35% of Base Salary

            The determination of the first two bonus items will be based on specific parameters to be determined by the Compensation Committee and the third item will be based on the actual results for fiscal year 2005.

            Please sign below to signify your agreement.

                                   Sincerely,

                                   /s/ Paul J. Keeler
                                   ------------------
                                   Paul J. Keeler
                                  Chairman of the Board

Agreed and accepted:


/s/ Timothy G. Wenhold
----------------------
Timothy G. Wenhold